Exhibit 99.1

WESBANCO, INC.

WHEELING, WEST VIRGINIA 26003

PROXY

SPECIAL MEETING OF STOCKHOLDERS

                         , 2015

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The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and Edward M. George, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Special Meeting of the Stockholders of Wesbanco, Inc., to be held at Glessner Auditorium, Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003 on                     ,                          , 2015, at          p.m. and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:

(1) Approval of the issuance of shares of Wesbanco common stock, par value $2.0833 per share, in connection with the merger contemplated by the merger agreement.

For ☐	Against ☐	Abstain ☐

(2) Approval of the adjournment of the Wesbanco special meeting if necessary to solicit additional proxies in favor of the approval of the issuance of shares of Wesbanco common stock in connection with the merger.

For ☐	Against ☐	Abstain ☐

(3) In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.

(SEAL)

(SEAL)

, 2015.

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.